UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Hemisphere Media Group, Inc.’s 2015 Annual Meeting of the Stockholders was held on May 19, 2015 (the “Annual Meeting”).  Only holders of the Company’s capital stock at the close of business on March 20, 2015 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were, 15,091,401 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”) and 30,027,418 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”) entitled to vote in the election of directors and on each matter submitted for stockholder approval.  Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share.  Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting.  Holders of 14,722,969 shares of Class A common stock and 30,027,418 shares Class B common stock (representing 99.9% of the total voting power), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting

The stockholders voted on two proposals at the Annual Meeting.  The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2015 (File No. 001-35886).  The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected three Class II directors to the Company’s board to serve for a three-year-term until the 2018 annual meeting of stockholders.  The votes regarding this proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
James M. McNamara	313,651,452	256,904	1,088,793
Eric C. Neuman	313,890,722	17,634	1,088,793
John Engelman	313,890,722	17,634	1,088,793

Proposal 2: The Company’s stockholders ratified the selection of McGladrey LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.  The votes regarding this proposal were as follows:

For	Against	Abstained
314,997,144	5	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: May 21, 2015	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
General Counsel and Corporate Secretary